UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2012

Ultratech, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22248	94-3169580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3050 Zanker Road, San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 321-8835

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2012 Fiscal Year Incentive Compensation Program. On January 23, 2012 the Compensation Committee of the Board of Directors of Ultratech, Inc. (the “Company”) implemented an incentive compensation program for the Company’s executive officers for the 2012 fiscal year. The program is comprised of (i) restricted stock unit awards covering shares of the Company’s common stock (ii) stock option grants covering additional shares of the Company’s common stock and (iii) one or more cash bonus opportunities under the Company’s Long Term Incentive Plan (the “LTIP”) tied to the Company’s attainment of pre-established performance objectives for the 2012 fiscal year.

Restricted Stock Units

The authorized restricted stock unit awards will be made in a series of three successive equal quarterly grants under the Company’s 1993 Stock Option/Stock Issuance Plan, as amended and restated May 31, 2011 (the “Plan”). The quarterly grant dates will occur on the close of business on the second business day following the Company’s earnings release for each of the first, second and third fiscal quarters during the Company’s 2012 fiscal year. On each such date the following named executive officers will receive a restricted stock unit award covering the number of shares of the Company’s common stock indicated:

Name	Number of Shares Subject to Each Quarterly Restricted Stock Unit Award
A. Zafiropoulo	40,000
B. Wright	13,333

Each unit will represent the right to receive one share of the Company’s common stock on the designated issuance date following the vesting of that unit. Each quarterly unit award will vest incrementally over a fifty (50)-month period of service with the Company measured from January 1, 2012. The shares of the Company’s common stock underlying the units which vest in accordance with the foregoing schedule will be issued on a periodic basis. Accelerated vesting of all the units will occur upon a change in control of the Company, and full or partial accelerated vesting may also occur upon the individual’s cessation of employment under certain defined circumstances. The shares underlying any units that vest on such an accelerated basis will be issued concurrently with the vesting acceleration event, subject to any applicable holdback requirements under Section 409A of the Internal Revenue Code. Each executive officer may elect to defer the issuance of the shares to a subsequent date or event in accordance with Section 409A of the Internal Revenue Code.

Stock Option Grants

As part of the incentive compensation program for the 2012 fiscal year, Mr. Wright will be granted stock options under the Plan at quarterly intervals on the close of business on the second business day following the Company’s earnings release for each of the first, second and third fiscal quarters during the Company’s 2012 fiscal year. Each option grant will have an exercise price equal to the closing price per share of the Company’s common stock on the grant date and will have a maximum term of ten years measured from the grant date, subject to earlier termination upon Mr. Wright’s cessation of employment with the Company. Each option will cover 26,667 shares of the Company’s common stock and will vest and become exercisable for the option shares incrementally over a fifty (50)-month period of service with the Company measured from January 1, 2012. However, each option will vest in full and become exercisable for all the option shares, on an accelerated basis, upon a change in control of the Company or Mr. Wright’s cessation of employment under certain defined circumstances. Mr. Wright is the only named executive officer who will receive option grants under the 2012 fiscal year program.

LTIP Cash Bonuses

Income and Revenue Bonus. The first cash bonus opportunity for each executive officer under the LTIP for the 2012 fiscal year will be based on the Company’s attainment of operating income and revenue targets for that year. Half of that bonus opportunity for each executive officer will be tied to the operating income target, and the other half will be tied to the revenue target. The Compensation Committee has established four performance levels for each goal, and the actual level at which each goal is attained will determine the bonus amount payable to the executive officer with respect to that goal. The target bonus amounts set for the named executive officers are as follows: for Mr. Zafiropoulo, the target bonus is $862,500 representing 150% of his 2012 base salary, and for Mr. Wright, the target bonus is $350,000 representing 100% of his 2012 base salary.

The potential bonus with respect to each goal, as a multiple or fraction of the fifty percent (50%) component of the target bonus allocated to that goal is set forth below for each potential level of goal attainment. Following the close of the 2012 fiscal year, the Compensation Committee will determine the actual bonus amount for each participant. If both performance goals are attained at the Tier I level, then each executive officer will be awarded 50% of his target bonus for the 2012 fiscal year. If both performance goals are attained at the Tier III level, then each executive officer will be awarded an amount equal to his full target bonus. If the actual level of attainment for either goal is between any two designated levels up to the Tier III level, the bonus potential for that goal will be in a dollar amount interpolated on a straight line basis between those two levels. Should any performance milestone be attained at a level in excess of the Tier III level established for that milestone, then the dollar amount of the target bonus allocated to such milestone will be adjusted upward in accordance with the same slope that exists between the Tier II and Tier III levels.

REVENUE GOAL

LEVEL OF ATTAINMENT	MULTIPLE/FRACTION OF 50% COMPONENT OF TARGET BONUS
MINIMUM	.25x
TIER I	.50x
TIER II	.75x
TIER III	1.0x

NET INCOME GOAL

LEVEL OF ATTAINMENT	MULTIPLE/FRACTION OF 50% COMPONENT OF TARGET BONUS
MINIMUM	.25x
TIER I	.50x
TIER II	.75x
TIER III	1.0x

One third of the actual bonus award will be paid to the participant following the close of the 2012 fiscal year, provided the participant continues in the Company’s employ through such date or is otherwise eligible for all or portion of that increment by reason of his or her termination of employment under certain defined circumstances. The remainder of the bonus award will be deferred and subject to an annual installment vesting schedule tied to the participant’s continued service with the Company over an additional two-year period. The deferred portion will be paid as it vests and will earn interest at the prime rate until paid. However, the deferred portion will immediately vest in the event the participant’s employment terminates under certain defined circumstances. Accelerated payouts may also occur in the event of certain changes in control or ownership of the Company.

Earnings Per Share Bonus. Messrs. Zafiropoulo and Wright will each earn an additional cash bonus under the LTIP for the 2012 fiscal year if the Company’s earnings per share for that year is not less than a designated dollar amount per share of the Company’s common stock. There is only one level of attainment for this performance goal, and the designated earnings per share performance goal will be adjusted for any subsequent stock split, stock dividend or similar transaction affecting the number of shares of the Company’s outstanding common stock effected without the Company’s receipt of consideration. In the event the earnings per share performance goal is achieved, the bonus amount for each executive officer will be as follows: for Mr. Zafiropoulo, $100,000 representing 17.39% of his 2012 base salary, and for Mr. Wright, $50,000 representing 14.29% of his 2012 base salary. The bonus payment will be made to each of them following the close of the 2012 fiscal year, provided he continues in the Company’s employ through the end of the 2012 fiscal year, or is otherwise eligible for all or a portion of the bonus payment by reason of his termination of employment under certain defined circumstances. An accelerated payout may also occur in the event of certain changes in control or ownership of the Company.

Mr. Zafiropoulo and Mr. Wight are the two named executive officers who will participate in the LTIP for the 2012 fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2012	ULTRATECH, INC.

	By:	/s/ Bruce R. Wright
Bruce R. Wright
Senior Vice President, Finance and Chief Accounting Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)